UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2018, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”) approved 2017 non-equity incentive plan payments, 2018 base salaries and stock option grants for certain of the Company’s executive officers as set forth in the table below, including the Company’s named executive officers. For additional information regarding non-equity incentive compensation, please see “Executive Compensation—Non-Equity Incentive Plan Compensation & Bonuses” of the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 27, 2017.

Name	Title	2017 Non-Equity Incentive Plan Payment (in USD$)		2018 Base Salary (in USD$)(2)		Option Grant (in shares)(3)
Simon N. Pimstone	Chief Executive Officer	$119,716	(1)	$404,342	(4)	140,000
Ian C. Mortimer	President and Chief Financial Officer, Corporate Secretary	74,769	(1)	345,730	(4)	105,000
Robin P. Sherrington	Executive Vice President, Business & Corporate Development	57,291	(1)	289,595	(4)	55,000
James R. Empfield	Senior Vice President, Drug Discovery of Xenon Pharmaceuticals USA Inc.	59,932		262,202		45,000
Y. Paul Goldberg (5)	Senior Vice President, Clinical Development	58,457	(1)	268,626	(4)	—

(1)

Non-equity incentive plan payments for Drs. Pimstone, Sherrington and Goldberg and Mr. Mortimer are denominated in Canadian dollars and have been converted to U.S. dollars for purposes of the table.  The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7708 which was the average Bank of Canada exchange rate for the 2017 fiscal year.

(2)

2018 base salaries were determined by the Committee and based on a number of factors, including an analysis of the Company’s updated peer group which is benchmarked to the U.S. dollar. The 2018 base salary figures are retroactive to January 1, 2018.

(3)

Option grants were determined by the Committee and based on a number of factors, including comparative stock ownership of and equity grants received by executives in the Company’s peer group and industry.

(4)

2018 base salary figures for Drs. Pimstone, Sherrington and Goldberg and Mr. Mortimer are benchmarked to the U.S. dollar, but are denominated and paid in Canadian dollars. The U.S. dollar base salary figures presented in the table have been converted at a current foreign exchange rate to arrive at the Canadian dollar base salary figures of CAD$518,786, CAD$443,585, CAD$371,561 and CAD $344,657 for Dr. Pimstone, Mr. Mortimer and Drs. Sherrington and Goldberg, respectively.

(5)	Dr. Goldberg resigned his position as Senior Vice President, Clinical Development, effective June 2, 2018.

The options granted to each of the executives set forth in the table above have an exercise price equal to $4.75, the closing price of the Company’s common shares on The NASDAQ Global Market on March 12, 2018. 25% of the shares underlying each option will vest on January 1, 2019, and 75% of the shares underlying each option will vest thereafter over the course of the next 3 years, in equal amounts, on the last day of each month.

Dr. Pimstone, Mr. Mortimer and Drs. Sherrington and Empfield are eligible to receive payments under the Company’s 2018 non-equity incentive plan of up to 50%, 45%, 40% and 40% respectively, of their base salary. The 2018 performance goals for these officers are related to various corporate objectives, including achievement of clinical stage goals to initiate one Phase 2 clinical trial and achieve a positive read-out of at least one Phase 1 clinical trial within the Company’s epilepsy programs; a regulatory goal to complete one regulatory filing by year end to initiate a Phase 2 clinical trial in addition to the clinical stage goal; a discovery stage goal to achieve two of the following three objectives: deliver one development track candidate to initiate formal toxicology studies; deliver one lead optimization program and/or deliver one lead identification program; execution against the Company’s capital markets plan; and managing to budget. The non-equity incentive payment for each of Dr. Pimstone, Mr. Mortimer and Drs. Sherrington and Empfield is based solely on corporate goals.

Appointment of President

Effective March 12, 2018, the Board appointed Mr. Ian Mortimer, 42, the Company's current Chief Financial Officer and Chief Operating Officer, as the Company’s President, succeeding Dr. Simon Pimstone in this role.  Dr. Pimstone will continue in his position as the Company’s Chief Executive officer and Mr. Mortimer will continue in his position as Chief Financial Officer and retain the responsibilities of Chief Operating Officer. The compensatory and other material terms of Mr. Mortimer's offer letter with the Company, dated October 3, 2014, will remain unchanged except as revised pursuant to the Committee’s actions described above.

Mr. Mortimer has served as the Company’s Chief Financial Officer since October 2013, and the Company’s Chief Financial Officer and Chief Operating Officer since March 2015, and additionally as the Company’s Corporate Secretary since June 2015. Prior to joining the Company, Mr. Mortimer served as Executive Vice President and Chief Financial Officer at Tekmira Pharmaceuticals Corporation (“Tekmira”, now Arbutus Biopharma Corporation), a NASDAQ-listed biotechnology company, from 2007 until October 2013. Mr. Mortimer was responsible for all aspects of Tekmira’s finance and capital markets activities and led Tekmira’s listing on NASDAQ in 2010. From 2004 to 2007, Mr. Mortimer was Chief Financial Officer at Inex Pharmaceuticals and held various other positions at Inex Pharmaceuticals from 1997 to 2004. Since November 2017, Mr. Mortimer has served on the Board of Directors and as Chair of the Audit Committee for Appili Therapeutics, a private biopharmaceutical company focused on developing treatments for infectious diseases. Mr. Mortimer has an M.B.A. from Queen’s University, a B.Sc. in Microbiology from the University of British Columbia and is a Chartered Professional Accountant, Certified Management Accountant.

There are no arrangements or understandings between Mr. Mortimer and any other persons pursuant to which he was appointed President. There are also no family relationships between Mr. Mortimer and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01Other Events.

On March 13, 2018, the Company issued a press release announcing certain management changes, including those discussed above, and that Dr. Ernesto Aycardi is joining the Company as its Chief Medical Officer effective March 19, 2018.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Xenon Pharmaceuticals Inc. dated March 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: March 13, 2018	By:	/s/ Ian Mortimer
Ian Mortimer
President & Chief Financial Officer